                                                                    Exhibit 23.3


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72927) pertaining to Specialty Teleconstructors, Inc. 1997 and 1998 Stock Option Plans of our report dated September 16, 1998, with respect to the consolidated financial statements of OmniAmerica, Inc. and Subsidiaries (formerly Specialty Teleconstructors, Inc.) at and for the year ended June 30, 1998, included in American Tower Corporation's Form 8-K.

                                     /s/ Ernst & Young LLP

Dallas, Texas
September 15, 1999